EXHIBIT 10.75


                                              Date of Execution: _______________


                        MASTER SALE AND RENTAL AGREEMENT

         THIS MASTER SALE AND RENTAL AGREEMENT (the "Agreement ") is made and entered into by and between Lundgren Bros. Construction, Inc., a Minnesota corporation (the "Builder") and NATIONAL MODEL HOMES, INC., a Virginia corporation (the "Company").

         WHEREAS, Builder, who builds single-family residential houses, and in conjunction with the marketing of houses, constructs Homes, wishes to sell certain Homes to the Company and then lease the Homes back.

         WHEREAS, the Company is in the business of purchasing model homes from Builders and then leasing the same back to the Builders.

         WHEREAS, the Company by the terms hereof shall purchase the Homes and Builder shall lease back the Homes from the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Definitions.

         1.1 Defined Terms. Except where otherwise specifically stated, capitalized terms used in this Agreement have the meanings assigned to them below or elsewhere in this Agreement :

                  "Additional Homes" shall mean additional model homes, not described herein, that Builder proposes to sell to the Company and lease back under this Agreement, as further described in Section 2.4. Once an Additional Home is added to the Schedule, such Additional Home shall thereafter be referred to as a Home.

                  "Agreement" shall have the meaning given such term in the introductory paragraph hereof. The lease terms of this Agreement may also be referred to herein as the Lease. As used herein, Lease may sometimes refer to this Agreement as applicable to the lease terms hereof as to particular Home or as to all Homes.

                  "Business Day" shall mean any other day than a Saturday, a Sunday or a day on which banks in Minnesota are authorized or obligated to close their

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regular banking business.

                  "Closing" shall mean the closing of the purchase of Homes, including, without limitation, (i) conveying fee title to the Homes to the Company, (ii) issuing the Policy to the Company, (iii) delivering the Purchase Price to Builder, and (iv) delivering executed copies of this Agreement and other documents executed in connection with the sale and leaseback to the parties. The date of the Closing is referred to herein as the "Closing Date"; the Closing Date is also the Commencement Date and as of that date all the rights and duties of the parties under the Lease commence. Closing when used in conjunction with the sale of the property to a third party at the termination of the lease, will be defined as the moment when ownership has been successfully and completely transferred to that new buyer from the Company.

                  "Commencement Date" shall mean the date the Home is purchased and the simultaneous execution of this Agreement and the Closing Date. With respect to Additional Homes, the Commencement Date shall be the date that this Agreement is amended by adding such Additional Home to the Schedule.

                  "Default" shall mean any uncurrable, or any uncured (after the giving of notice, the lapse of time or both, as applicable) Event of Default.

                  "Distributions" shall mean those monies paid to appropriate parties as detailed in Section 7.4 hereof.

                  "Event of Default" shall mean the occurrence of any of the conditions or events as described or referred to in Section 11.1.

                  "Expiration Date" shall mean the earlier of the expiration date in the Schedule or the expiration date determined by Section 5.5 hereof.

                  "Hazardous Materials" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

                  "Homes" shall mean (i) with respect to single-family detached homes, town homes or condominiums, the underlying realty and all the improvements located thereon, including without limitation, the landscaping, irrigation equipment, sidewalks, walls and the house, and (ii) with respect to condominiums, an undivided interest in the undivided realty and all common improvements located thereon, plus title to the subject individual dwelling unit as defined in the governing documents applicable thereto. Fixtures located within the Homes which cannot be

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removed without damage to the Homes, the draperies and drapery hardware, the built-in appliances located in the Homes as of the Commencement Date, and built-in or custom cabinetry or woodworking are deemed to be a part of the Homes. The term "Homes" does not include furniture (unless built-in), accessories such as vases, paintings, and other art and decorating objects, office furniture and equipment, or office fixtures located in the Homes (unless otherwise specified on the Schedule).

                  "LIBOR" shall mean the London InterBank Offered Rates ("LIBOR") for a one-month period as publicly quoted in the Wall Street Journal.

                  "Lien" shall mean any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Minimum Amount" shall mean the proceeds, net of all closing costs, to the Company from a sale of a Home concurrent with an early termination of this Lease as to such Home to be paid to the Company which proceeds must in all cases equal or exceed one hundred and two percent (102%) of such Home's Purchase Price per Schedule A.

                  "Notice" shall mean the written notice from Builder to the Company of Builder's intent to exercise of any termination right described in
Section 5.5 hereof. Such notice, substantially in the form of Exhibit C as attached hereto, must be received by the Company at least ninety (90) days prior the requested termination date.

                  "Past Due Rate" shall mean the rate of interest on any obligation not paid when due, from the date due until paid in full such rate shall equal the sum of the Lease Rate plus four percent (4%).

                  "Person" shall mean any corporation, limited liability company, natural person, firm, joint venture, partnerships, trust or unincorporated organization or any other entity.

                  "Personal Property Taxes" shall mean all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Builder contained in the Homes. When possible, Builder shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of the Company.

                  "Policy" shall mean an ALTA (extended coverage) or equivalent form

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Policy, including all riders or endorsements thereto, in an amount not less than the Purchase Price of the Home, insuring the Company, or its assigns and successors, clear title to the Home, subject only to (i) liens for real estate taxes and government improvement assessments not delinquent or (ii) easements and restrictions that do not adversely affect the marketability of title to the Home or prohibit or interfere with the use of the Home as a single-family residential dwelling.

                  "Preliminary Title Report" shall mean a title report prepared by a company qualified to issue the Policy that sets forth (i) the legal description of the Homes and (ii) the complete status of title as to the Homes.

                  "Purchase Price" shall mean the total purchase price for the Homes described in the Schedule.

                  "Real Property Taxes" shall mean any form of assessment, levy, penalty or tax (other than inheritance, estate, net income or franchise taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement district thereof, whether such tax is
(i) upon, allocable to or measured by the area or value of the Home or the rental payable hereunder, including without limitation any gross rental tax or sales tax levied by the state, city or federal government or any political subdivision thereof, being assessed with respect to the receipt of such rental, or (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Builder of the Home(s) or any portion thereof, or (iii) upon or measured by the value of Builder's personal property, equipment or fixtures located in the Home(s), or (iv) upon this transaction or any document to which Builder is a party creating or transferring an interest or an estate in the Homes, and (v) whether or not any such tax is now customary or within the contemplation of the parties.

                  "Rent" shall mean the monthly installments of rental payments under this Agreement for each of the Homes as calculated pursuant to Section 5.2.

                  "Retrofit" (and all other derivatives) shall mean (i) obtaining a certificate of occupancy (or its equivalent in the subject jurisdiction) for the Home, (ii) completing any other work required to remove special improvements installed for marketing purposes, and (iii) generally transforming the Home to an ordinary, habitable, fully functioning, single family residential home. The Retrofit standard shall mean, without limitation, that (a) all structural components (including roof, walls, floors, foundation) of the Home shall be sound and in good condition, (b) all areas of the Home (including painted walls, wallpaper, carpets, linoleum, tile and all other flooring) shall be thoroughly clean, without signs of physical blemish or damage or signs of unperformed maintenance, warping, tears, cuts, cracking or other physical damage, (such repairs to include repainting with matching paint, replacement of damaged wall paper, replacement of damaged carpet with new carpet and pad of equal grade with matching color and (c) equipment, and appliances (including, without limitation, HVAC system, ranges, ovens,

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dishwashers, ceiling fans, and all lights) shall be in good working order, and properly functioning, without physical blemish or other signs of unperformed maintenance or physical damage. Retrofit shall further include removing and properly disposing of all asphalt from the applicable model lot used as a parking lot, transforming all garages used as offices into garages, removing all railings, fencing, walls, sidewalks and other devices which were installed to direct sales traffic to said Home, removing all sales signs and other sales equipment and fixtures, removing all of Builder's property from the Home.

                  "Sales Reports" shall mean the quarterly reports to be delivered by Builder to the Company in accordance with Section 10.14 summarizing the activity in each project using the Home as a sales center (the "Project"), in such form as Company may reasonably require.

                  "Schedule" shall mean a schedule which describes the Homes sold to the Company and leased back to Builder pursuant to this Agreement attached as Exhibit A hereto. The Schedule as used herein shall mean the Schedule as revised from time to time in accordance with the terms hereof.

                  "Term" shall mean the period of time that the Homes are subject to the terms and conditions of the Lease.

                  "Title Company" shall mean a company, selected by the Company, qualified to issue the Policy and shall be Chicago Title.

                  "Total Portfolio Value" shall mean the total appraised value of Homes on Exhibit A as the same may be revised from time to time to reflect additional Homes added to the Lease and Homes removed from the Lease upon resale to third parties.


2.  Purchase.

         2.1 Purchase Price. The purchase price by the Company will be 84% of the appraised value of the models as described in Exhibit A of this Agreement.

         2.2 Closing Costs. Builder shall pay all escrow fees, recorded plat, Title Company charges and all other costs of Closing including all costs reflected on all settlement statements for Closing the Homes plus a document preparation fee payable to the Company in the amount of $250 per home.

         2.3 Additional Homes. From time to time, Builder or the Company may, in their discretion, propose subjecting additional homes not described herein ("Additional Homes") to this Agreement. The Company is under no obligation to purchase and lease back Additional Homes; Builder is under no obligation to sell and lease back Additional Homes. In the event the Company and Builder agree to

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sale/leaseback Additional Homes, at the time of Closing and conveyance of fee title to the Company of such Additional Homes, the Schedule shall be revised as agreed upon by the parties and the Lease portions hereof shall become immediately effective as to such Additional Homes.


3.  Conditions Precedent.

         3.1 Initial Purchase of Homes. The obligation of the Company to purchase the Homes and lease the Homes back to Builder hereunder is subject to and conditioned upon the receipt by the Company, on or before the Commencement Date, of each and all of the following, in form and content reasonably satisfactory to the Company:

                  (a) A duly executed copy of this Agreement;

                  (b) Intentionally left blank;

                  (c) A certificate, dated no less recently than one (1) month prior to the Commencement Date, of the Secretary of State of the State of Minnesota, certifying that Builder is in good standing;

                  (d) Copies of resolutions of the board of directors of Builder, certified by the corporate secretary, authorizing the execution, delivery and performance by Builder of this Agreement;

                  (e) Fee simple title (or marketable if appropriate in the state where the Homes are located) to the Homes or Additional Homes shall be conveyed to the Company in the customary form of deed used in the jurisdiction in which the Homes or Additional Homes are located, which shall be prepared by the Title Company in a form acceptable to Company;

                  (f) All liens and encumbrances on the Homes representing monies owed, other than non-delinquent real property taxes and assessments, are hereby disapproved and shall be paid or satisfied by Builder on or prior to the Closing Date and therefore need not be further disapproved by the Company. To the extent Builder fails to pay or satisfy such liens and encumbrances, the same shall be satisfied with the cash proceeds of the Purchase Price as of the Closing Date;

                  (g) At Closing, Builder at its sole cost and expense shall deliver to the Company with respect to each Home a Policy issued by the Title Company, in the amount of the purchase price, insuring title in the Company in the condition described herein, together with and subject to routine sub-division covenants, conditions, restrictions and easements;

                  (h) At Closing, with respect to each Home, a certificate of occupancy or like document (or temporary COA by jurisdiction), from the applicable

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governmental jurisdiction;

                  (i) Copies of all insurance policies, or certificates of insurance or binders, as required by Sections 10.3 and hereof, naming the Company and its assigns as additional insureds and primary insureds as the case may be;

                  (j) Intentionally left blank;

                  (k) Certificate for each Home from an independent third party specializing in such evaluations or an appraiser that such Home does not currently lie in a FEMA flood zone; and

                  (l) A set of duplicate keys for each Home;

                  (m) Delivery to the Title Company pursuant to the Escrow Agreement for deposit in the Retrofit Escrow Account the sum representing $4500 for each home that has been identified as needing Retrofit

         3.2 Additional Homes. Subject to Section 2.4, the obligation of the Company to purchase and lease Additional Homes back to Builder hereunder is further subject to and conditioned upon, but not limited to, the receipt by the Company of the following:

                  (a) The representations and warranties of Builder contained in this Agreement shall be accurate and complete in all respects as if made on and as of the date of closing of the Additional Homes;

                  (b) A duly executed amendment to this Agreement which revises the Schedule for the inclusion of the Additional Homes;

                  (c) With respect to each Additional Home(s), the documents required by Section 3.1 (e) through (h), (k) through (n);

                  (d) the delivery of additional funds, if necessary, so that the Retrofit Escrow Account contains $4,500 for each Retrofit Home required by
Section 3.1(m);

                  (e) Current financial information in accordance with Section 10.15.


4.  Closing.

         The parties shall Close this transaction at the offices of the Title Company, on the Closing Date.

         4.1 No Proration of Recurring Taxes. Builder shall be solely responsible for payment of all recurring property taxes, special taxes and assessments which are

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assessed against the Homes (or Additional Homes, if any); accordingly, there shall be no proration of taxes and assessments between the parties at Closing. Builder's responsibility for all taxes and assessments shall survive the Closing and continue for each Home until the applicable Expiration Date. Real estate taxes and other items due in a calendar year shall be attributed to that calendar year.

         4.2 Payment of Non-Recurring Taxes Arising Out of Transaction. At the Closing, all non-recurring state and local taxes, special taxes, assessments, surcharges, and fees imposed by applicable jurisdictions upon the transaction shall be paid by Builder to the extent same are then due and payable. This specifically includes, but is not limited to, documentary taxes, deed taxes, mortgage taxes incurred by the Company, intangible taxes, transfer taxes, recording taxes and filing fees for affidavits of value.

         4.3 Sale / Leaseback Closing Documents. At the closing of every sale / leaseback transaction between the Builder and the Company:

         a) The Builder shall execute and deliver to the Company a general warranty deed conveying marketable fee simple title in the Homes(s) to the Company;

         b) The Title Company shall issue to the Company a Title Policy complying with Section 3.1(d) of this agreement;

         c) The Company shall deliver the Purchase Price through the Title Company to the Builder by certified check, cashier's check or wire transfer

         d) The Builder and the Company shall execute all customary minor closing documents deemed reasonably necessary by the Title Company.


         4.4 Resale Closing Documents. At the closing of every resale of a Home from the Company to a third party:

         a) The Company and the Builder shall execute and deliver to the third party their respective limited warranty deeds, which together shall convey marketable fee simple title in the Home to the third party;

         b) The Title Company shall issue to the third party a title insurance policy complying with the terms of the Purchase Ageement between the Company and the third party;

         c) The Builder, the Company and the third party shall execute all customary minor closing documents deemed reasonably necessary by the Title Company;

         d) The Builder shall deliver to the third part buyer a copy of the warranty attached hereto as Exhibit E.

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5.  Lease Terms.

         5.1 Demise. The Company now hereby leases back on an absolutely net basis the Homes to peaceably have, hold and enjoy to Builder pursuant to the terms and conditions of this Lease. This Lease is applicable to each Home described on the Schedule, the same as if each of the Homes, respectively were the only property subject to this Agreement. Neither the Retrofit nor the resale of a Home shall affect the validity and enforceability of this Lease with respect to the remaining Homes.

         5.2 Lease Payments. Builder shall pay Rent in advance on the first day of each calendar month without deduction, offset, prior notice or demand, in lawful money of the United States. Rent shall be paid commencing on the Commencement Date and until the Expiration Date for the respective Homes. If the Commencement Date for a Home is not the first day of a month, Builder shall, respectively, pay a prorated Rent for that month upon the effective date of this Agreement for such Home. In addition, if the Commencement Date is on or after the 20th of a calendar month, Rent shall also be paid for the next calendar month. As Rent is prepaid the next monthly payment of Rent to the Company shall be equitably adjusted for any Home which had its Expiration Date during the prior month. The first full monthly installment of Rent payable by Builder pursuant to this Agreement shall be paid to the Company on February 1, 1998.

                  (a) Rental. The monthly Rent due for all Homes for each calendar month of the Term shall be equal to the quotient of: (x) the product of
(i) the 1-month LIBOR on the fifteenth day of the immediately preceding calendar month if a Business Day or if not a Business Day the Business Day immediately preceding the fifteenth, plus five and one quarter percent (5.25%) ("Lease Rate"), times (ii) the Purchase Price of all Homes then covered by this Lease on the first day of the applicable calendar month divided by (y) twelve.

         5.3 Late Charges. Builder agrees and acknowledges that late payment of Rent and other sums due hereunder will cause the Company to incur costs not contemplated by this Agreement, the exact amount of which will be extremely difficult, if not impossible, to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Company by the terms of any finance documents, mortgage or trust deed covering the Homes. Accordingly, if any installment of Rent or any other amount due from Builder shall not be received by the Company or its designee when due, Builder shall pay to the Company a late charge equal to five percent (5%) of such overdue amount. Builder acknowledges that such late charge will be due and payable if payment is delivered more than ten (10) days late. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs the Company will incur by reason of a late payment. Acceptance of such late charge by the Company shall in no event prevent the Company from exercising any of the other rights and remedies granted hereunder.

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         5.4 Term. The Term for the Homes (including the Additional Homes) shall commence on the Commencement Date for such Home, and shall expire on the applicable Expiration Date as set forth on the Schedule except that in no case shall the Lease or the obligation to pay Rent terminate as to any Home which has not been Retrofitted.

         5.5 Builder Election for Early Termination. Builder may cause early termination of the Term for a particular Home as set forth in this Section. Builder may elect to terminate the Lease prior to the Expiration Date for that Home if circumstances change such that there is no longer any business purpose served by the continued use of such Home as a model. In order to terminate the Lease prior to the Expiration Date, Builder shall give Notice to the Company of the desire to terminate early. If at least ninety (90) days before the originally scheduled Expiration Date a purchase agreement has been signed that will close on or before the scheduled Expiration Date, then Builder shall guarantee that at the closing the Company shall receive the Minimum Amount. Unless and until termination or expiration, Builder shall continue to comply with all provisions of this agreement as to such home, including, without limitation, the payment of rent, continued maintenance and retrofit requirements, and under no circumstances may a Lease terminate prior to completion of the retrofit.

         5.6 Monthly Extensions. Builder may, subject to the prior approval of the Company (which approval shall not be unreasonably withheld), elect to extend the Term, with respect to each Home, on a month to month basis, provided however, that Builder provides the ninety (90) day Notice and Builder is complying with all other provisions herein or causes to happen a closing to a third party netting the Company at least the Purchase Price

         5.7 Holding Over. If Builder remains in possession of all or any part of any Home after the expiration of the Term hereof, with or without the express or implied consent of the Company, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case, Rent and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Agreement and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein. Notwithstanding the foregoing, after the expiration of the Term with respect to any Home, the Company may terminate any holdover tenancy in that Home upon giving Builder thirty (30) days written notice.

         5.8 Notice Requirement Beginning not less than one hundred (100) days prior to the expected Expiration Date, Builder shall give written Notice of the date it intends to terminate its lease.

6.  Retrofit Obligation; Remodeling.

         6.1 Retrofitting. Not earlier than twenty (20) days before the Expiration

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Date for each Home, Builder shall, at Builder's sole cost and expense, Retrofit such Home as put forth in the definition of Retrofit. Without limiting the other requirements herein, the Lease for a Home shall not terminate prior to its Retrofit.

         6.2 Remodeling. The Builder may at any time elect to remodel, redesign and / or expand (herein collectively "Remodel") a Home, upon giving the Company ten days advance notice of the same, together with a) a good faith estimate of the cost of the Remodeling, and b) a good faith estimate of the value added by the remodeling upon the completion of the same. Remodeling may occur during the middle of the Lease; near the end of the Lease in anticipation of sale to a third party; or at any other time during the Term of the Lease. Upon completion of the remodeling, Builder shall provide to the Company an accounting of the actual cost of the Remodeling and a revised good faith estimate of the value added by the remodeling.

7.  Intentionally Left Blank

8.  Representations and Warranties of Builder.

         Builder hereby warrants and represents that the facts set forth in this
Section 8 and any other representations and warranties of Builder set forth elsewhere in this Agreement are true and correct as of the date hereof and shall be true and correct as of the Closing Date. Furthermore, the Company's obligation to close this transaction for the purchase of the Homes or Additional Homes is expressly conditioned on Builder's representations and warranties being true and correct as of the Closing Date.

         8.1 Existence and Authority. The Builder (i) is duly organized, validly existing and in good standing under the laws of the state in which it is incorporated or organized, as the case may be, and is qualified to do business in the jurisdictions in which its ownership of property or conduct of business requires such authorization, and has full power, authority and legal right to own and operate its property and to conduct its business as presently conducted; and (ii) has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith.

         8.2 Title to Homes. The Builder is the owner of fee simple (or marketable if appropriate in the applicable state) title in and to the Homes and any Additional Homes. The permission and consent of no other person or entity is required to approve this Agreement and convey the Homes to the Company.

         8.3 Used as Homes. Unless specifically waived in writing by the Company, each Home has been used and occupied by Builder only as model homes and/or as sales offices for the marketing of other model homes in the respective Projects in compliance with applicable laws and ordinances and for no other purpose. Builder is the party which constructed the Homes and agrees that they are in every way suitable for the use which Builder intends to make of them.

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         8.4 Payment of Taxes. The Builder has paid all taxes due pursuant to any assessment received by Builder, except such taxes, the payment of which is not yet due, or which if due, is not yet delinquent or is being contested in good faith or which has not been fully determined.

         8.5 Withholding of Taxes. Builder hereby represents and warrants and certifies, that withholding of federal and state income taxes is not required as a result of the sale of the Homes or Additional Homes to the Company. Builder acknowledges that the Company is relying upon this certification in determining not to withhold taxes. Builder shall indemnify and hold the Company harmless from all cost, liability, and expense if withholding is required.

         8.6 Pending Disputes. To the best of Builder's knowledge, there are not any pending disputes concerning the Homes, or concerning the obligations or rights of Builder or other persons in and to the Homes.

         8.7 No Liens or Encumbrances. There are no liens or encumbrances on, or claims to, or covenants, conditions and restrictions, easements, rights of way or other matters which may adversely affect the marketability of title to the Homes, except as disclosed in the Preliminary Title Report for the Homes or Additional Homes. Builder shall not encumber the Homes or Additional Homes or allow the Homes or Additional Homes to be further encumbered without the prior written consent of the Company.

         8.8 Sales in Projects. Except for normal seasonal changes, Builder has no plans to curtail or reduce (i) the number of hours or days open for sales, or
(ii) the amount of advertising in the projects for which the Homes or Additional Homes are being used during the Term. As of the date of this Agreement, Builder intends to continue to sell the production units in the projects for which the Homes or Additional Homes are being used until sales of all such production units have been completed, and intends to use the Homes for that purpose.

         8.9 Studies. Copies of all studies, documents, reports and other correspondence pertaining to the Homes or Additional Homes which have been previously delivered to the Company are true and correct copies of the originals and Builder is not aware of material errors in any of the same.

         8.10 Construction in Compliance with Laws. The construction of the Homes or Additional Homes and all other improvements in the project have been completed in compliance with applicable federal, state and local laws, ordinances, regulations and codes.

         8.11 No Defaults. Builder and any related party of Builder are not in default under any of their respective agreements concerning the projects, including but not limited to agreements with any lender(s), nor is Builder or any related party of Builder in default under any publicly issued bond financing requirements or under

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any documents related thereto.

         8.12 Continued Operations. Builder has no intention at this time of discontinuing building operations in the states in which the Homes are located.

         8.13 Survival. All representations and warranties made by Builder herein or in any certificate delivered pursuant hereto shall survive the Closing hereunder and the execution and delivery of this Agreement.

         In the event that the Company discovers a breach of representation and warranty set forth in this Section that materially and adversely affects the value of the Homes or the interest of the Company therein, the Company shall give prompt notice to Builder. Builder shall have thirty (30) days, after receipt of notice of such breach in which to cure in all material respects such breach. In the event that Builder is unable to cure in all material respects a breach of representation and warranty set forth in this Section as to any Home, then Builder shall promptly repurchase each affected Home in its current condition (i.e., as is, where is, with all faults) at a price equal to the Purchase Price. Failure by Builder to repurchase any affected Home will constitute an Event of Default under this Agreement.


9.  Representations and Warranties of the Company.

         The Company hereby warrants and represents that the facts set forth in this Section and any other representations and warranties of the Company set forth elsewhere in this Agreement are true and correct as of the date hereof and shall be true and correct as of the Closing Date. Furthermore, Builder's obligation to close this transaction for the purchase of the Homes or Additional Homes is expressly conditioned on the Company's representations and warranties being true and correct as of the Closing Date.

         9.1 Organization. The Company is duly organized and validly existing and in good standing under the laws of the Commonwealth of Virginia and has full right, power and authority to enter into and perform its obligations under this Agreement.

         9.2 No Defaults. The Company is not in default under any of its respective agreements concerning this transaction.

         9.3 Authority. The permission and consent of no other person or entity is required to approve this agreement or this transaction other than as disclosed to Builder.

         9.4 Confidentiality. The Company shall keep confidential all sales information obtained from Builder and shall disclose it only to those who (i) reasonably require such information from the Company as a condition to doing business with the Company, and (ii) who likewise enter into written agreements covenanting to keep such information confidential unless the prior written consent of Builder is first obtained. Under no circumstances shall the Company disclose sales information to any homebuilder or developer.

Company's warranties will survive close of escrow.


10.  Further Builder Covenants, Agreements and Representations.

         10.1 Absolute Obligation to Pay Rent. Builder is obligated to pay the Rent until the termination of the Term for each Home, which obligation is a separate, absolute, unconditional and independent covenant to be performed notwithstanding any other conditions. The Builder shall have no right to terminate except as provided herein, or to be relieved of any obligation to pay the Rent for any reason whatsoever not expressly set forth herein, including without limitation:

                  (a) any set off, counterclaim, defense or other right which the Builder may have against the Company;

                  (b) any defect in the condition, design, operation or fitness for use of, or any damage or loss or destruction of the Homes or any portion thereof (including any environmental condition or contamination even if the Builder is not responsible or liable under this Agreement for such condition or contamination);

                  (c) any interruption or cessation in the use or possession of the Homes by Builder for any reason whatsoever; with the exception of the Company deciding not to rebuild a Home catastrophically damaged thus depriving the Builder the ability to use the Home for which it was intended. In such a circumstance, Builder's responsibility to pay Rent will cease ninety (90) days following the occurrence of damage or closing on the sale of the remaining assets, whichever occurs first.

                  (d) the existence of any Liens against the Homes;

                  (e) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Company or Builder;

                  (f) any default by the Company under this Agreement or under any instrument to which the Company may be a party;

                  (g) any change in tax or other laws of the United States, or any state thereof, or any political subdivision of any of them;

                  (h) any title defect or encumbrance or any eviction from the Homes or any part thereof by title paramount or otherwise, provided, however, Builder shall have a right to terminate with respect to those material title defects, encumbrances or evictions which are caused by Company;

                  (i) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission in respect of, any obligation or liability of the Company contained in this Lease; or

Except for any overpayments of Rent (which overpayments shall be credited against the next installment of Rent then becoming due), each payment of the Rent shall be final, and Builder shall have no right to seek to recover all or any part of such payment from the Company for any reason whatsoever, with the exception of the final payment which shall be refunded. It is the purpose and intent of the parties that the Rent paid shall be net to the Company and that all costs and expenses and charges related to the Homes as set forth herein, except for debt service and general overhead of the Company, shall be paid by Builder.

Any language herein to the contrary notwithstanding, in the event the Company fails to close on the resale of a Home to a third party buyer in the manner provided herein, the Rent otherwise payable hereunder shall, on the date otherwise appointed for the closing for such sale, cease to be owed hereunder and the Lease shall expire with regard to the Home.

         10.2 Taxes. Builder shall pay before delinquency all Real Property Taxes and Personal Property Taxes due on or applicable to the Homes and property contained therein. Builder shall provide evidence of payment satisfactory to the Company. If payment of the taxes has not been made ten (10) days before delinquency date, the Company, at any time thereafter as long as still unpaid, shall have the right, but not the obligation, to pay the same after delivery of reasonable prior notice to Builder, in which case Builder shall immediately reimburse the Company together with interest at the Past Due Rate. Real Property Taxes for any partial year shall be prorated as appropriate.

         10.3 Insurance. Builder shall, at its sole cost and expense, procure and maintain at all times during the Term policies as described below issued by companies rated by A. M. Best with an "A" designation:

                  (a) a policy of commercial general liability insurance insuring Builder, and naming the Company, or its assigns, as an additional insured, against any liability arising out of the ownership, use, occupancy, or maintenance of the Homes and appurtenant areas. Such insurance shall at all times be in an amount of not less than One Million Dollars ($1,000,000) for injury to or death of any one, or more than one, person in any one accident or occurrence, and in an amount of not less than Five Hundred Thousand Dollars ($500,000) for liability for property damage. Builder shall provide the Company with certificates of insurance evidencing such insurance coverage prior to the applicable Commencement Date and whenever reasonably requested. No policy of liability insurance procured by or on behalf of Builder as required hereunder shall be cancelable or subject to reduction of coverage or other modification except at Builder's expense after thirty (30) days prior written notice to the Company by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which the Company may carry. Builder shall, within thirty (30) days prior to the expiration of such policy, furnish the Company with evidence of renewals or binders. Builder shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Builder provided such blanket policies expressly afford coverage for the Homes and to Builder as required by this Lease, and

                  (b) a policy or policies of insurance covering loss or damage to the Homes in the amount of the full replacement value thereof (exclusive of Builder's trade fixtures and equipment but including all options, extras and upgrades) providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended peril (all-risk). Certificates evidencing such insurance shall be delivered to the Company prior to the Commencement Date. Such insurance shall provide for direct payment of loss thereunder to the Company or its successors and assigns.

         10.4 Casualty Repairs. If any Home is damaged by any casualty (including, without limitation, flood, earthquake, mud slides or any other like act of God whether insured or not) at any time during the Term, Builder shall repair such damage and rebuild the Home at Builder's sole cost and expense (after access to applicable insurance proceeds, if any) as soon as reasonably possible and the Lease for such Home shall continue in full force and effect. In any event, there shall be no abatement of Rent during any period of repair or reconstruction unless caused by the Company. Furthermore, the Home shall be reconstructed to the same plans and specifications as originally constructed and finished in first class, lien free and new condition.

         10.5 Utilities and Services. Builder shall pay, before delinquency, all costs of water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, janitorial, landscaping and all other materials, services and all other utilities of every kind and nature supplied to the Homes.

         10.6 Maintenance and Repairs. The Homes shall be maintained in like new condition. Builder, at its sole expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Homes. The Builder shall also maintain the exterior and the interior surfaces of the Homes and maintain all walls, windows, doors and plate glass, and maintain all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Homes and all sidewalks, driveways, parking lots, fences and signs located in the areas which are adjacent to and included with the Homes. If Builder fails to promptly begin and diligently prosecute to completion any maintenance failures within ten (10) Business Days after written notice to Builder with reasonable detail of the maintenance problems, then the Company shall have the right (but not the obligation) to do such acts and expend such funds as are reasonably required to perform such work at the expense of Builder. Any amount so expended by the Company shall be paid by Builder within five (5) Business Days after written demand with interest at the Past Due Rate from the date of such work. If Builder is in breach of its repair and maintenance obligations and the

Company elects to perform the same, Builder hereby waives any claim for abatement of Rent or for damages for any injury or inconvenience to or interference with Builder's business, any loss of occupancy or quiet enjoyment of the Homes, and any other loss occasioned thereby.

         10.7 Liens. Builder shall keep each Home free from any liens arising out of work performed, materials furnished or obligations incurred by or on behalf of Builder. If Builder fails to obtain the release of the lien within thirty (30) days of its imposition, the Company may require Builder to post a bond equal to the greater of (i) one hundred percent (100%) of the amount of the lien or encumbrance or (ii) such amount as may be required by applicable law in order to dispute the imposition of the lien. If Builder has posted the required security under (ii) in the prior sections to challenge the imposition of a lien of the type described above and so long as Builder is pursuing the challenge in a diligent manner which does not create a risk that the lien shall be foreclosed or which prevents the Company from selling the Home(s) in question, the Company shall allow Builder to prosecute such challenge. However, the Company's cooperation with Builder's challenge shall not constitute a waiver or release of any right of the Company against Builder and Builder shall be directly responsible in all respects for any and all direct and actual damages suffered by the Company as a result of Builder's challenge, whether in excess of the bond and without pursing the bond. If Builder fails to post the bond, the Company may, at its option, cause the lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien notwithstanding the fault or relative fault of the parties. All such sums paid by the Company and all expenses incurred by it in connection therewith including attorney's fees and costs shall be payable to the Company by Builder on demand with interest at the Past Due Rate.

         10.8 Use. The Homes shall be used only as models and/or as sales offices for the marketing of other homes and for no other purpose. Builder is the party which designed and constructed the Homes and represents that they comply with applicable laws and are in every way suitable for the use which Builder intends to make of them.

         10.9 Builder Warranty. When the company sells a Home to a third party hereunder, the Builder shall, at the closing thereon, deliver to such third party purchaser the Builder's standard warranty program then provided by the Builder on sales of new homes to its customers. The period of time from warranties will run thereunder shall commence as of the date of closing on the sale to such third parties. The Builder's current warranty program is attached hereto as Exhibit E.

         10.10 Intentionally omitted.

         10.11 Entry for Inspection. Builder shall allow the Company and its agents, during regular business hours, to enter the Homes to inspect the Homes or to show the Homes to prospective purchasers or lenders in accordance with the terms of this Agreement.

         10.12 Assignment and Subletting. Builder shall not assign, transfer, mortgage, pledge, hypothecate or encumber (referred to collectively as "Assignment") this Agreement or any Lease or any interest herein, and shall not sublet the Homes or any part thereof, without the prior written consent of the Company, which may be withheld in its sole discretion, and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute an Event of Default; provided however, the Company's consent shall not be required for assignment to a parent, sister, or subsidiary corporation so long as Builder provides prior notice of the assignment so long as the Builder also remains liable in accordance with Section 5.2. Further, as long as no direct or indirect violation of Section 10.13 occurs, the Company shall not unreasonably withhold or delay its consent to any collateral assignment or other encumbrance of this Agreement by Builder to any and all institutional lenders with loans secured by interests in the subdivision from time to time.

         10.13 Recording. Builder shall not record this Agreement nor a memorandum of this Agreement or Lease, and such recordation shall, at the option of the Company, constitute a non-curable Default of Builder hereunder.

         10.14 Sales Reports. The Builder shall mail quarterly sales reports to the Company. The sales reports to be delivered shall include lot absorption, remaining lots, sales prices (net of concessions and other costs), firm and contingent sales, and cancellations. At any time reasonably requested in writing the Builder shall provide the Company with additional sales reports routinely prepared by the Builder.

         10.15 During the Term, the Builder will furnish to the Company a copy of the Builder's annual report on S.E.C. Form 10-k, and the Builder's quarterly reports on S.E.C. Form 10-Q, each within 30 days of filing the same with the Securities and Exchange Commission.

         10.16 HOA Dues. Without limiting any other payment obligation of Builder hereunder, Builder shall pay before delinquency all homeowner association and other like dues, fees and assessments.

         10.17 Keys. To the extent locks are replaced on any Home, Builder shall provide the Company with a duplicate set within ten (10) days.


11.  Events of Default.

         11.1 Default. The occurrence of any of the following with respect to any Home (an "Event of Default") shall constitute a Default hereunder by Builder with respect to that Home, or, at the election of the Company, with respect to all the Homes:

                  (a) Builder shall fail to pay the Rent on any Home when due.

                  (b) Builder shall abandon or vacate a Home without the Company's prior written consent; however, if Builder promptly provides the Company with a Notice in connection with such vacation or abandonment, Builder shall have the right to terminate the Lease for the Home in question, pursuant and subject to the provisions of Section 5.5, in which event Builder shall not be in Default hereunder so long as (i) Builder pays the Company the appropriate Minimum Amount for such Home, if applicable, and (ii) Builder remains obligated to pay Rent for such Home (with the Lease for such Home to remain in effect) until the earlier of (A) the Closing Date of the sale of the Home, (B) the Term of this Agreement (applicable to said Home) or (C) ninety (90) days after the Notice was received by the Company.

                  (c) Builder shall fail to observe and perform any other material provisions of this Agreement to be observed or performed by Builder with respect to any Home, which failure continues for fifteen (15) calendar days, (unless specified otherwise, elsewhere in this contract), after written notification from the Company to Builder of Builder's failure to observe or perform the obligation in question; provided, however, if the nature of such Event of Default is such that the same cannot reasonably be cured within such fifteen (15) calendar day period, Builder shall not be deemed to be in Default if Builder, within such period, commences such cure and thereafter diligently prosecutes the same to completion.

                  (d) Builder shall make any general assignment or general arrangement for the benefit of creditors, the filing by or against Builder of a petition to have Builder adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Builder, the same is dismissed within sixty (60) days), the appointment of a trustee or receiver to take possession of substantially all of Builder's assets or of Builder's interest in this Agreement, where possession is not restored to Builder within thirty (30) days, or the attachment, execution or other judicial seizure of substantially all of Builder's assets or of Builder's interest in this Agreement where such seizure is not discharged within thirty (30) days.

         11.2 Cross Default. As this Agreement governs and affects only those Homes or Additional Home(s) which are described on the Schedule, as same may be amended from time to time, a Default under this Agreement with respect to any Home described on the Schedule (including any Additional Homes subsequently added to the Schedule) shall, constitute a Default with respect to all Homes covered by the Agreement.

         11.3 Cure Period. In the event either party fails to perform any of its obligations required under this Agreement, such party shall not be in Default under this agreement unless such failure continues for more than fifteen calendar days after written notification from the other party of such failure; provided, however, if the nature of such Default is such that the same cannot reasonably be cured within such fifteen calendar day period but can be cured within a sixty (60) day period, defaulting party shall not be deemed to be in default for purposes of this Agreement or the Guarantee if such party commences such cure within such period and thereafter diligently prosecutes the same to completion. Notwithstanding the provisions of this Section, there will be no cure period for a Default under Sections 11.1(a) or 11.1(d) except as otherwise provided.

         11.4 Cure or Waiver. If: (i) an Event of Default shall occur but subsequently either (x) in the reasonable judgment of the Company, Builder shall fully cure it and all of its material effects within any cure period specified in this Agreement for the cure of such Event of Default or (y) the Company shall waive the Event of Default and its rights to exercise remedies on account of its waiver (whether temporarily or permanently and whether conditionally or absolutely) provided that the Company shall have no obligation to do so, and
(ii) Builder shall request in writing that the Company declare to have been cured or waived whichever of those events has occurred, then the Company shall make such declaration in writing and shall deliver a copy of the declaration to Builder.

         11.5 Remedies. In the event of any such Default by Builder with respect to any Home, the Company may, at any time after any applicable grace period has expired, exercise any of the following rights and remedies with respect to that Home or with respect to all Homes, with or without notice and demand, and without limiting the Company in the exercise of any right or remedy at law or in equity which the Company may have by reason of such Default or breach:

                  (a) Cure by Company. Company may, at Company's option but without obligation to do so, and without releasing Builder from any obligations under this Agreement, after giving any applicable notice hereunder, make any payment or take any action as Company deems necessary or desirable to cure any Event of Default in such manner and to such extent as Company deems necessary or desirable. Builder will pay Company, upon demand, all advances, costs and expenses of Company in connection with making any such payment or taking any such action, including reasonable attorneys' fees, together with interest at the Past Due Rate from the date of payment of any such advances, costs and expenses by Company.

                  (b) Termination of Lease and Damages. Company may terminate this Agreement or any individual Lease as to any Home, effective at such time as may be specified by notice to Builder, and demand (and, if such demand is refused, recover) possession of the Home(s) from Builder. In such event, Company will be entitled to recover from Builder, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Rent and all other sums due hereunder for any period prior to the termination date (including interest from the due date to the date of payment at the Past Due Rate); plus
(ii) the present value at the time of termination (calculated by discounting on a monthly basis at a discount rate equal to the rate payable on U.S. Treasury securities offered at the time of such calculation having a maturity closest to the date on which the Term would have expired but for such termination) of the amount, if any, by which (A) the aggregate of the Rent and all other sums payable by Builder that would have accrued for the balance of the Term after termination, exceeds (B) the amount of such Rent and other sums payable hereunder which could reasonably be recovered (less customary leasing commissions and other reasonable costs of leasing), if any, by reletting the Homes for the remainder of the Term at the then current fair rental value; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the payment at the Past Due Rate.

                  (c) Repossession and Reletting. Company may reenter and take possession of all or any part of the Homes, without additional demand or notice, and repossess the same and expel Builder and any party claiming by, through or under Builder, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for any other breach or Default. No such reentry or taking possession of the Homes by Company will be construed as an election by Company to terminate this Agreement or a Lease as to any Home unless a notice of such intention is given to Builder. No notice from Company or notice given under a forcible entry and detainer statute or similar laws will constitute an election by Company to terminate this Lease as to any Home unless such notice specifically so states. Company reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease as to any Home by giving Builder written notice of the termination. After recovering possession of the Homes, Company may, at its option, relet the Homes on such terms and conditions as the Company deems desirable. Company may make such repairs, alterations or improvements as Company considers appropriate to accomplish such reletting, and Builder will reimburse Company upon demand for all reasonable costs and expenses, including attorneys' fees, which Company may incur in connection with such reletting. Company may collect and receive the rents for such reletting but Company will in no way be responsible or liable for any inability to relet the Homes or to collect any rent due upon such reletting. Regardless of Company's recovery of possession of the Homes, so long as not terminated, Builder will continue to pay, on the dates specified, the Rent and other sums due which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Company through any reletting of the Homes.

                  (d) Bankruptcy Relief. Nothing contained in this Agreement will limit or prejudice Company's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater than, equal to or less than the amount recoverable, either as damages or Rent, under this Agreement.

                  (e) Remedies Cumulative. Any and all remedies hereunder may be exercised by Company as to any single Home or multiple Homes without the requirement that such remedy including, without limitation, termination, be applied against all Home(s). To this end, at Company's sole option to be exercised in its sole and absolute discretion, this Agreement can be treated as a separate Lease or several Leases for one or more Homes. All remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time a Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof. Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Company may exercise any remedies and collect any damages available to it at law or in equity. If Company is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

                  (f) Recovery of Enforcement Costs. All costs and expenses, including attorneys' fees and disbursements, incurred by either the Company or the Builder in connection with the exercise of any permitted remedy, or the enforcement of the provisions of this Agreement, together with interest thereon at the Past Due Rate from the date incurred, shall be paid to the prevailing party upon demand.

                  (g) No Mitigation. Company shall not be required to mitigate any of its damages hereunder unless required to by applicable law. If any law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Company shall be entitled to the maximum amount available under such law.

                  (h) No Waiver. No failure of Company (i) to insist at any time upon the strict performance of any provision of this Agreement or (ii) to exercise any option, right, power or remedy contained in this Agreement shall be construed as a waiver, modification or relinquishment thereof. A receipt by Company of any sum in satisfaction of any obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Company of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Company.

         11.6 Right of Offset. Cumulative of all other rights of offset and without limiting any of the Company's rights under this Agreement, Builder hereby grants to the Company a right of offset, to secure repayment of the Rent and all other obligations hereunder, upon any and all monies, securities or other property of Builder (including the Net Proceeds and Deposit), and the proceeds from it now or hereafter held or received by or in transit to the Company. Upon the occurrence of any Event of Default, the Company is hereby authorized at any time and from time to time, without notice to Builder, to offset, appropriate and apply any and all items referred to in this Section against the obligations.

         11.7 Default by the Company. The Company shall not be in default unless it fails to perform its obligations after receiving notification of such failure from Builder. However, if the cure of the default cannot be completed immediately, the Company shall have a reasonable period of time to complete the cure of such default. A reasonable period of time should not normally exceed fifteen (15) calendar days provided that (i) the Company commences to cure such default immediately upon receipt of Builders notice, and (ii) the Company diligently and without interruption pursues such cure to completion.


12.  Mandatory Mediation/Arbitration.

         Any controversy or claim between or among the parties, their agents, employees and affiliates, including but not limited to those arising out of or relating to this agreement or any related agreements or instruments (the "Subject Documents"), including without limitation any claim based on or arising from an alleged tort, shall be submitted to binding arbitration, using the American Arbitration Association ("AAA") in Minneapolis, MN, in accordance with the Construction Industry Arbitration Rules of the AAA before a single arbitrator chosen by the parties, or, if the parties cannot agree upon the same with thirty days of the day one party notifies the other of a dispute hereunder and demands arbitration of the same in writing, then by a single arbitrator chosen by the Chief Judge of the Hennepin County District Court. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction. The expenses of the mediator/arbitrator and related costs of mediation/ arbitration (excluding fees of counsel and other professional fees, experts, etc. for each party) shall be borne equally by the parties.


13.  Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given (i) when mailed by registered or certified mail, return receipt requested or (ii) sent by nationally recognized courier service. The parties may deliver notice to each other by electronically transmitted facsimile copies ("Fax") provided that such notice is followed within twenty-four (24) hours by any type of notice otherwise provided for in this Section. Fax notice shall be deemed given upon confirmed transmission thereof. Any notice shall be duly addressed to the parties as follows:


         If to Builder:

                  President
                  Lundgren Bros. Construction, Inc.
                  935 East Wayzata Boulevard
                  Wayzata, MN 55391
                  Phone: (612) 473-1231

         If to the Company:

                  National Model Homes, Inc.
                  10900 Nuckols Road
                  Glen Allen, Virginia 23060
                  Attn: Thomas R. Kranz
                  Phone: (804) 217-5878
                  Fax:   (804) 217-5859


14.  Miscellaneous Provisions.

         14.1 Broker Commissions. Builder and the Company hereby represent and warrant to each other that no broker, agent or finder, licensed or otherwise, has been engaged by it in connection with the transaction contemplated by this Agreement. In the event of any claim for a broker's, agent's or finder's fee or commission in connection with this transaction, the party upon whose alleged statement, representation or agreement such claim or liability arises shall indemnify, save, hold harmless and defend the other party from and against such claim and liability.

         14.2 No Release of Builder. No consent by the Company to any assignment or subletting by Builder, nor any Assignment to an affiliate of Builder, shall relieve Builder of any obligation to be performed by the Builder under this Agreement, whether occurring before or after such consent, assignment, subletting or after Assignment to an affiliate of Builder. The consent by the Company to any assignment or subletting shall not relieve Builder from the obligation to obtain the Company's express written consent to any other assignment or subletting. The acceptance of Rent by the Company from any other person shall not be deemed to be a waiver by the Company of any provision of this Agreement or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

         14.3 Collateral Assignment by the Company. The Company shall have the right, without obtaining the consent of Builder, to assign this Agreement as collateral to secure repayment of financing obtained by the Company, so long as said assignment creates no direct and documented costs or material impact to the Builder. Such an assignment for collateral purposes shall not affect any of the rights and duties of the parties hereunder. Any funding obtained by the Company that encumbers the title must not exceed the Purchase Price, the payments associated with the funding may not exceed the lease payments and must allow individual releases without penalty.

         14.4 Subordination. The Company, provided it complies with the provisions of Section 14.3 above and this Section 14.4, may subject and subordinate this Agreement to the lien of a mortgage in any amount, provided the individual release price per Home under said mortgage does not exceed the Purchase Price, and the

Builder is able to obtain such release without additional cost, upon complying with this Agreement. In order to subordinate this Agreement to a mortgage, the secured party thereunder shall agree in writing to release the same per Home upon fulfillment by the Builder of the Builder's obligations hereunder, and shall execute a non-disturbance and attornment agreement with the Builder reasonable satisfactory to the Builder.

         14.5 Non-Disturbance. Builder covenants and agrees to execute and deliver upon demand without charge therefore such further instruments evidencing such subordination of this Agreement to such mortgages or deeds of trust as may be required by the Company so long as said delivery creates no direct and documented costs of material impact to the Builder. If requested, the Company shall provide Builder with non-disturbance and attornment agreements from secured parties for Builder's execution.

         14.6 Appointment as Agent. Builder agrees to cooperate with the Company and provide such information as may be required by law in order for the Company to timely and accurately file governmental reports.

         14.7 Amendment. This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by Builder and the Company.

         14.8 Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         14.9 Survival. The terms and provisions of this Agreement shall survive the Expiration Date and shall continue to be binding on the parties.

         14.10 Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their successors and assigns.

         14.11 Further Assurances. The parties hereby agree to execute such other documents and take such other actions as may be reasonably required to give effect to the intent and agreements of the parties as set forth in this Agreement.

         14.12 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute thereof.

         14.13 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Minnesota, notwithstanding any Virginia or other choice of law provisions to the contrary.

         14.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         14.16 Intentionally Left Blank.

         14.17 Indemnification by Builder. Builder shall indemnify and hold the Company, officers, directors, employees, financial partners, and lenders (the "Indemnified Persons") and the homes harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Builder's ownership and/or use of the homes, or from the conduct of Builder's business, or from any activity, work or thing done, permitted or suffered by Builder in or about the homes, the projects designated within the schedule or elsewhere with respect to the homes. Builder shall further indemnify and hold the Indemnified Persons and the homes harmless from and against any and all claims arising from any breach or default in the performance of any obligation of Builder to be performed under this agreement, or arising from any negligence of Builder or Builder's agents, contractors or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against the Indemnified Persons by reason of any such claim, Builder, upon written notice from the Indemnified Persons shall defend same at Builder's expense by counsel (or insurance counsel if available) reasonably satisfactory to the Indemnified Persons. Builder, as a material part of the consideration to the Indemnified Persons, hereby assumes all risk of damage to property or injury to persons, in, upon or about the homes arising from any cause except the intentional misconduct or negligence of the Indemnified Persons or its contractors or employees. Builder hereby indemnifies, defends and agrees to hold the Indemnified Persons harmless from any and all liability arising out of the ownership of the homes during the term of the agreement. In addition to the foregoing, Builder shall indemnify and hold the Indemnified Persons and their successors and assigns harmless from and against any and all claims, demands, causes of action, damages, costs, expenses, lawsuits and liabilities, at law or in equity, of every kind or nature whatsoever, directly or indirectly arising out of or attributable to, with respect to the projects, hazardous and toxic materials as defined by applicable laws including the use, generation, storage, release, threatened release, discharge, disposal or presence of hazardous materials on, under or about the homes whether occurring prior to or during the term of the ownership of the homes and whether caused by Builder or any predecessor in title or any owner of land adjacent to the homes or any other third party, or any employee, agent, tenant, contractor or subcontractor of Builder, or any predecessor in title or any such adjacent land owner or any third person not affiliated with the Indemnified Persons including, without limitation:

                  (a) claims of third parties (including governmental agencies) for injury to or death of any person or for damage to or destruction of any property;

                  (b) claims for response costs, clean-up costs, costs and expenses of removal and restoration, including fees of attorneys and experts, and costs of determining the existence of hazardous materials and reporting same to any governmental agency;

                  (c) any and all other claims for expenses or obligations, including attorneys' fees, costs, and other expenses related to hazardous materials and the homes;

                  (d) any and all penalties threatened, sought or imposed on account of a violation of any hazardous materials laws; and

                  (e) any loss occasioned and actually realized by diminution in the value of the homes which may result from: (i) soils settlement, soils subsidence, and other soils problem and defects, or (ii) mechanics lien claims and claims for damages to property or injuries to persons arising out of Builder's use of the homes. Builder's indemnification obligations set forth in this section and elsewhere in this agreement shall survive the settlement.

14.18 Notwithstanding the provisions of section 14.17, Builder's indemnification and defense obligations to the Indemnified Persons as set forth in this section shall not apply to any liability arising out of the acts, including, but not limited to, negligent or intentional acts or failures to act, of the Indemnified Persons, or the Company's contractors or employees.

         IN WITNESS WHEREOF, the Company and Builder have each executed this Agreement as of the date first indicated above.


                                   LUNDGREN BROS. CONSTRUCTION, INC.


                                   By: __________________________
                                   Name: ________________________
                                   Title: _______________________


                                   NATIONAL MODEL HOMES, INC.


                                   By: __________________________
                                   Name: ________________________
                                   Title: _______________________

                                LIST OF EXHIBITS


Exhibit A - Schedule (Homes, Purchase Price, Term/Termination Schedule)

Exhibit C - Form of Notice

Exhibit D - Additional Homes Addendum

Exhibit E - Form of Warranty offered to third party buyer

                  Exhibit A to Master Sale and Rental Agreement

                                                                  DATE: __/__/__


                                    SCHEDULE


                    Home                   Purchase                  Expiration
Home              Address                    Price                      Date
----              -------                    -----                      ----

                  Exhibit C to Master Sale and Rental Agreement


                                 FORM OF NOTICE


{Date}

National Model Homes, Inc.
10900 Nuckols Road
Glen Allen, Virginia 23060
Attn: Senior Vice President

Dear _______:

Pursuant to Section 5.5 of the Master Sale and Rental Agreement between National Model Homes, Inc. (the "Company") and Lundgren Bros. Construction, Inc. ("Builder") dated as of ___________________, 199_ (the "Agreement"), Builder hereby notifies the Company of its desire to terminate the Lease(s) prior to the Expiration Date, as described on Schedule 1 attached hereto.

As a condition to the Company consenting to the Early Termination, Builder represents and warrants that:

         (i) Builder shall deliver this Notice in the appropriate amount of time prior to the requested termination date;

         (ii) Builder shall Retrofit the Home(s) beginning not earlier than 20 days prior to lease expiration;

         (iii) Builder shall, on behalf of the Company, commence marketing such Home(s) at a price sufficient to net to the Company (after all costs of closing, including, without limitation, sales commissions, the Minimum Amount (where applicable per section 5.5 of the Agreement); and

         (iv) Builder shall continue to comply with all provision of the Agreement as to such Home(s), including, without limitation, the payment of Rent, continued maintenance (including the payment of all applicable taxes and insurance) and

         (v) Retrofit requirements, when due, until the Home(s) are sold pursuant to (iii) above or the original Expiration Date.

Further, Builder understands that no Lease for Home(s) may terminate early unless and until that Home has been sold and the Minimum Amount has been received by the Company.


Sincerely,

{Builder Name}

{Name and Title of Authorized Officer}

                                  Schedule 1 to


                  Exhibit C to Master Sale and Rental Agreement


                                 FORM OF NOTICE



                           Early Termination     Original Expiration     Minimum
Home      Home Address            Date                   Date            Amount
----      ------------     -----------------     -------------------     ------

                                    EXHIBIT D



                                   ADDENDUM TO
                        MASTER SALE AND RENTAL AGREEMENT

                               "ADDITIONAL HOMES"



According to the provisions of section 2.4 of the document entitled Master Sale and Rental Agreement, (AGREEMENT) signed by National Model Homes, Inc., (the "Company"), and Lundgren Bros. Construction Inc., (the "Builder"), on June 28, 1996, the Builder has agreed to sell and lease back "Additional Homes" from the Company, and the Company has agreed to purchase and lease back these same homes, as detailed in the attached and revised "Schedule," Exhibit A.

It is understood that all the terms and conditions in regard to the sale and leasing of these "Additional Homes" detailed in the section of the AGREEMENT referred to in the above paragraph, will apply to these "Additional Homes."


___________________________     Date: ____/____/____
Thomas R. Kranz
Senior Vice President
National Model Homes, Inc.



___________________________     Date: ____/____/____
Builder Officer